As filed with the Securities and Exchange Commission on April 29, 2021.
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMPASS Pathways plc
(Exact name of registrant as specified in its charter)

England and Wales	2834	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

COMPASS Pathways plc
3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom
Tel: +1 (646) 905-3974
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nate Poulsen
COMPASS Pathways plc
180 Varick Street
New York, New York 10014
Tel: +1 (646) 905-3974
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mitchell S. Bloom Benjamin K. Marsh Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 +1 (617) 570-1000	Sophie C. McGrath Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY United Kingdom +44 (0) 20 7447 4200	Richard C. Segal Joshua A. Kaufman Divakar Gupta Cooley LLP 55 Hudson Yards New York, New York 10001 +1 (212) 479 6000	Claire Keast-Butler David Boles Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS United Kingdom +44 (0) 20 7785 9355

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-255552
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standards” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Ordinary Shares, nominal value £0.008 per share(2)	$3,220,000	$351.31
(1)The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. The Registrant previously registered securities at an aggregate offering price not to exceed $162,380,000 on a Registration Statement on Form F-1 (File No. 333-255552), which was declared effective by the Securities and Exchange Commission on April 29, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $3,220,000 is hereby registered, which includes ordinary shares represented by American Depositary Shares, or ADSs, issuable upon the exercise of the underwriters’ option to purchase additional ADSs.
(2)These ordinary shares are represented by ADSs each of which represents one ordinary share of the registrant. ADSs issuable under deposit of the ordinary shares registered hereby are registered pursuant to a separate registration statement on Form F-6 (File No. 333-248514).

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), COMPASS Pathways plc (the “Registrant”) is filing this Registration Statement on Form F-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form F-1, as amended (File No. 333-255552) (the “Prior Registration Statement”), which the Commission declared effective on April 29, 2021.
The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of ordinary shares represented by American Depositary Shares (“ADSs”) offered by the Registrant by $3,220,000, which includes ordinary shares represented by ADSs pursuant to the underwriters’ option to purchase additional ADSs. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.
The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

5.1	Opinion of Goodwin Procter (UK) LLP (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form F-1 (File No 333-255552) filed with the Commission on April 27, 2021.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Goodwin Procter (UK) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

*   Previously filed on the signature page to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-255552), originally filed with the Securities and Exchange Commission on April 27, 2021 and incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of London, United Kingdom, on the 29th day of April, 2021.

COMPASS PATHWAYS PLC

By:	/s/ George Goldsmith
Name:	George Goldsmith
Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ George Goldsmith	Chief Executive Officer and Chair of the Board of Directors (Principal Executive Officer)	April 29, 2021
George Goldsmith

/s/ Piers Morgan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 29, 2021
Piers Morgan

*	Chief Innovation Officer and Director	April 29, 2021
Ekaterina Malievskaia, M.D.

*	Lead Director	April 29, 2021
David York Norton

*	Director	April 29, 2021
Florian Brand

*	Director	April 29, 2021
Jason Camm

*	Director	April 29, 2021
Annalisa Jenkins, MBBS

*	Director	April 29, 2021
Thomas Lönngren

*	Director	April 29, 2021
Robert McQuade

*	Director	April 29, 2021
Linda McGoldrick

*	Director	April 29, 2021
Wayne Riley, M.D., MPH, M.B.A.

By:	/s/ Nate Poulsen	Authorized Representative in the United States	April 29, 2021
Name: Nate Poulsen Title: General Counsel

*By:	/s/ George Goldsmith		April 29, 2021
Name: George Goldsmith Title: Attorney-in-Fact